UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2025

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14135 Midway Road, Suite G300
Addison, TX
(address of principal executive offices)
75001
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

E2open Parent Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on July 28, 2025 (“Annual Meeting”). As of May 28, 2025, the record date of the Annual Meeting, 343,032,617 shares of the Company’s Class A and Class V common stock were outstanding and entitled to vote. A total of 245,610,134 shares, or approximately 71.6% of the Company’s voting stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The Company’s stockholders voted on three proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Class I Directors. The following nominees were elected as directors to serve for a three-year term expiring at the 2028 Annual Meeting of Stockholders based on the following votes:

Nominees	Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
K. Abell	202,000,714	—	7,188,457	36,420,963
E. Harris	185,669,089	—	23,520,082	36,420,963
S. Daffron	161,195,423	—	47,993,748	36,420,963

Proposal Two – To hold an advisory vote to approve the compensation of our named executive officers. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
130,243,141	77,417,374	1,528,656	36,420,963

Proposal Three – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
243,984,363	1,302,062	323,709	—

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: July 30, 2025	By:	/s/ Susan E. Bennett
Susan E. Bennett
Chief Legal Officer and Secretary